    As filed with the Securities and Exchange Commission on April 25, 1995.
                             Subject to amendment.
                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         NOVAMETRIX MEDICAL SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                              06-0977422
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                            -----------------------

                         One Barnes Industrial Park Road
                         Wallingford, Connecticut 06492
                                 (203) 265-7701
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            -----------------------

                             WILLIAM J. LACOURCIERE
                              Chairman of the Board
                           and Chief Executive Officer
                         One Barnes Industrial Park Road
                         Wallingford, Connecticut 06492
                                 (203) 265-7701
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             THOMAS M. HAYTHE, ESQ.
                                 Haythe & Curley
                                 237 Park Avenue
                            New York, New York 10017

        Approximate date of commencement of proposed sale to the public:
                     From time to time after the effective
                      date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                            CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                       Proposed
                                                       maximum                  Proposed
       Title of                                       aggregate                 maximum                Amount of
     shares to be            Amount to be           offering price             aggregate              registration
      registered              registered              per share*            offering price*               fee
- ----------------------  ---------------------  ------------------------ ------------------------ ---------------------
Common stock                   100,000                  $4.875                  $487,500                $168.11
($.01 par                       shares
value)
======================================================================================================================

* Estimated solely for purposes of calculating the registration fee on the basis of the average high and low prices of the Common Stock on April 20, 1995, as reported on the Nasdaq National Market System.

                                ---------------

                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               Page 1 of 19 Pages
                        Exhibit Index Appears at Page 17

P R O S P E C T U S
- - - - - - - - - - -
                                 100,000 Shares

                         NOVAMETRIX MEDICAL SYSTEMS INC.

                                  Common Stock
                                ($.01 Par Value)

                      ------------------------------------

                  This Prospectus relates to 100,000 shares of common stock, $.01 par value (the "Common Stock"), of Novametrix Medical Systems Inc. (the "Company") which may be sold from time to time by the persons herein named (the "Selling Stockholders") (i) who have heretofore acquired such shares or (ii) who will acquire such shares upon the exercise of warrants ("Warrants") heretofore issued to such persons by the Company. See "Selling Securityholders."

                  The Selling Stockholders may from time to time sell all or part of the shares offered hereby in the over-the-counter market at the prevailing market prices and upon payment of normal brokerage commissions. In addition, the Selling Stockholders may from time to time sell all or part of the shares offered hereby in privately negotiated transactions at negotiated prices, or otherwise. The Company will not receive any of the proceeds from the sale of the shares offered hereby by the Selling Stockholders.

                  The Common Stock is traded on the Nasdaq National Market System ("Nasdaq") under the symbol "NMTX." On April 20, 1995, the closing sale price of the Common Stock, as reported by Nasdaq, was $4.875 per share.


                             ----------------------

                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
                       DEGREE OF RISK. SEE "RISK FACTORS."

                             ----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                             ----------------------

                The date of this Prospectus is __________, 1995.

                  No person is authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the specific registered securities to which it relates or an offer or solicitation with respect to those securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                              --------------------

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents which have been filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 1, 1994.

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 1994, October 30, 1994 and January 29, 1995.

                  (c) The description of the Common Stock contained in the Company's Registration Statement on Form 10 dated July 24, 1979.

                  In addition, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to the Chief Financial Officer, Novametrix Medical Systems Inc., One Barnes Industrial Park Road, Wallingford, Connecticut 06492 (Telephone: 203-265-7701).

                  This Prospectus omits certain information contained in the Registration Statement concerning the Common Stock offered hereby, which is on file with the Commission pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the principal offices of the Commission in Washington, D.C. upon payment of the fees prescribed by the Commission, or examined there without charge.

                                   THE COMPANY

                  The Company's executive offices are located at One Barnes Industrial Park Road, Wallingford, Connecticut 06492 and its telephone number is
(203) 265-7701.

                                  RISK FACTORS

                  The Common Stock offered hereby is highly speculative. In addition to the other information discussed in this Prospectus, the risk factors listed below should be considered carefully in evaluating the Common Stock offered by this Prospectus.

         PRIOR SUBSTANTIAL NET LOSSES. For the last fiscal quarter in the fiscal year ended April 30, 1989 and each of the fiscal years ended April 29, 1990 ("Fiscal 1990") and April 28, 1991 ("Fiscal 1991"), the Company incurred substantial net losses of $618,276, $15,299,736 and $2,422,931, respectively. In addition, the Company had substantial working capital deficiencies of $8,529,304 and $7,261,597 and negative cash flows from operations in each of Fiscal 1990 and Fiscal 1991, respectively. The Company's deficiencies in working capital resulted from net losses from operations in Fiscal 1990 and Fiscal 1991 and defaults under long-term debt agreements existing at that time. However, the Company was profitable in the fiscal year ended May 3, 1992 ("Fiscal 1992"), the fiscal year ended May 2, 1993 ("Fiscal 1993"), the fiscal year ended May 1, 1994 ("Fiscal 1994") and for each of the first three quarters of the fiscal year ending April 30, 1995 ("Fiscal 1995"). The Company also improved its operations and balance sheet during Fiscal 1993, Fiscal 1994 and the first three quarters of Fiscal 1995. The Company's ability to operate its business over a sustained period without additional capital infusions will be dependent, in large part, on its continued profitability. To remain profitable, the Company must, among other things, successfully market its existing products and develop new products. Although the Company is not aware of any conditions that would have a significant adverse effect on the Company's financial condition in the foreseeable future, there can be no assurance that the Company will remain profitable or that sufficient capital will be available to it on commercially reasonable terms, if at all, to sustain the Company's operations and growth on a long term basis.

         FINANCIAL LEVERAGE. The Company is a party to the Fourth Amended and Restated Loan and Security Agreement (the "Bank Agreement") with First Fidelity Bank Connecticut, formerly Union Trust Company, which, at March 15, 1995, beneficially owned approximately 11.0% of the Common Stock and has been the primary lender to the Company since March 1978. The Bank Agreement contains covenants which, among other things, limit the Company's ability to incur additional debt and impose minimum working capital, net worth and financial ratio requirements.

                  The Company is substantially dependent upon cash flow from its operations to support its growth and to satisfy debt service and other obligations. There is no assurance that the Company will be able to obtain additional capital if needed, or that such capital, if available, will be available on commercially reasonable terms. Any failure to have access to adequate capital on commercially reasonable terms or to continue to generate positive cash flow could have a material adverse effect on the Company's business and financial position.

         EFFECT OF HEALTHCARE REFORM. As a result of the continued escalation of health care costs, the inability of many individuals to obtain health care insurance and other factors, numerous proposals relating to health care reform affecting the payment for, availability of and various other aspects of health care services have been, and additional proposals may be, introduced in the United States Congress and the legislatures of the states in which the Company does business. Aspects of certain of these health care proposals, if adopted, could adversely affect the Company. Other aspects of these proposals, such as universal health insurance coverage and coverage of certain previously uncovered services, could also have an impact on the Company's business. The Company cannot predict what effect, if any, yet to be enacted health care legislation or proposals will have on the Company if and when enacted.

                  The Company believes that the current political environment in which it operates will result in continued legislative and regulatory scrutiny of health care and may lead to the passage of new legislation. It is not possible at this time to predict what, if any, legislation or regulations will be adopted by the United States Congress, various state legislatures, or various federal and state regulatory agencies, or when such legislation or regulations will be adopted and implemented. No assurance can be given that any such legislation or regulations will not have a material adverse impact on the Company's operations and business.

         RAPID TECHNOLOGICAL CHANGES. The electronic medical instrumentation industry is characterized by rapid technological changes and advances. Although the Company believes that its products are technologically current, the development of new technologies or refinements of existing ones could at any time make the Company's existing products technologically or economically obsolete. Although the Company is not aware of any pending technological developments that would be likely to materially and adversely affect its business or financial position, there can be no assurance that such developments will not occur at any time.

         PATENT INFRINGEMENT AND OTHER PROPRIETARY INFORMATION CONSIDERATIONS. The electronic medical instrumentation industry is characterized by extensive patent coverage and the continuing issuance of new patents. The Company holds patents and has patents pending related to certain of the Company's products. There can be no assurance, however, that any infringement by the Company of existing or future patents will not materially and adversely effect the Company's business and financial position.

                  In April 1989, an adverse decision (the "Initial BOC Decision") was entered by the United States District Court for the District of Connecticut (the "District Court") against the Company in an action commenced by The BOC Group, Inc. ("BOC") alleging that the Company's manufacture and sale of pulse oximeters infringed a patent held by BOC. Although the Initial BOC Decision was ultimately overturned in January 1990 by the United States Court of Appeals for the Federal Circuit (the "Court of Appeals") and the Company subsequently prevailed in September 1990 in the District Court and in May 1991 in the Court of Appeals, at the time, the Initial BOC Decision finding patent infringement by the Company materially and adversely affected the Company's reputation and market position.

                  The Company relies on trade secrets and proprietary know-how, which it will seek to protect, in part, by confidentiality agreements with certain of its employees, suppliers and customers. However, there can be no assurance that the Company's confidentiality agreements, when in place, will not be breached or that the Company would have adequate remedies for any breach. There can be no assurance that the Company's trade secrets or proprietary know-how will not otherwise become known or be independently discovered by competitors.

         EXTREMELY COMPETITIVE MARKET. The electronic medical instrumentation industry is extremely competitive. The Company's competitors vary in size from entities which are smaller than the Company to divisions or subsidiaries of multinational corporations. There can be no assurance that the Company will be able to compete successfully with its competitors, some of which also have extensive production facilities, well-established marketing and service organizations, recognized reputations in the electronic medical instrumentation industry and also have far greater financial resources than the Company has or will have in the foreseeable future.

                  In addition, although the Company believes its reputation in the marketplace is being restored, the Company believes its credibility and market position were severely damaged by the Initial BOC Decision and the perception in the marketplace that the Company was in poor financial condition.

         REGULATION. Certain of the Company's products are "devices" within the meaning of a 1976 amendment to the Federal Food, Drug and Cosmetics Act. Under the amendment, a manufacturer must obtain approval by the United States Food and Drug Administration (the "FDA") of certain new devices before they can be marketed in the United States. The approval process requires that the safety and efficacy of such devices be demonstrated by the manufacturer to the FDA. Under certain circumstances, the cost of obtaining such pre-marketing approval may be high and the process lengthy, and no assurance can be given that approval will be obtained. All of the products currently marketed domestically by the Company requiring pre-marketing approval from the FDA have been so approved.

                  In the future, certain other classes of medical devices will be required to comply with industry-wide performance standards with respect to safety and efficacy, when these standards are promulgated by the FDA. The FDA has not yet developed industry-wide performance standards with respect to the safety and effectiveness of those products manufactured by the Company which would be subject to such standards. When and if these standards are adopted, the Company will be required to submit data demonstrating compliance with the standards (during which period the Company may be permitted to continue to market products which have previously been approved by the FDA).

                  There can be no assurance that the Company's products will comply with the applicable industry-wide performance standards when and if adopted or that the Company will receive the requisite approval to market any of its future products. Any failure to receive approvals or non-compliance with performance standards would have a material adverse effect on the Company's business and financial position.

                  Various countries in which the Company markets its products have regulatory agencies which perform functions comparable to the FDA. To date, foreign regulations have not adversely affected the Company's business; however, there can be no assurance that any such regulations will not have a material adverse affect on the Company's business and financial condition in the future.

         LIMITATION ON NET OPERATING LOSS CARRYFORWARDS. As of May 1, 1994, the Company had net operating loss carryforwards ("NOLs") for federal income tax reporting purposes of approximately $16,700,000 of which $136,000 expires in 2002, $12,000,000 expires in 2005, $4,200,000 expires in 2006 and $364,000 expires in 2007. Under Section 382 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder, if a loss corporation such as the Company has an "ownership change" within a designated testing period, its ability to use its NOLs is subject to certain significant annual limitations.

         DEPENDENCE ON KEY EMPLOYEES. The Company believes that its success will be highly dependent upon its continued ability to attract and retain skilled managers and engineering personnel, including its Chairman and Chief Executive Officer, William J. Lacourciere. There can be no assurance that the Company will be successful in hiring or retaining requisite managerial and engineering personnel in the future. The Company has an employment agreement with Mr. Lacourciere and has obtained a $1,500,000 key person life insurance policy covering Mr. Lacourciere's life. The Company is the sole beneficiary of such life insurance policy.

         DEPENDENCE ON SUPPLIERS OF COMPONENTS. Substantially all of the components in the Company's products are manufactured by others and then assembled by the Company. The Company's assembly operations require a variety of electronic and mechanical components and supplies as well as specialized assembly equipment. The Company has not experienced any interruption of production or supplies of components, supplies or equipment. However, there can be no assurance that the Company will continue to receive timely service or that the Company would be able to find readily a substitute manufacturer if one or more were needed on short notice. Interruption of the Company's sources of supply or quality problems with supplied components would have a material adverse effect on the Company's business and financial position.

         PRODUCT LIABILITY CLAIMS AND INSURANCE COVERAGE. From time to time, the Company is subject to product liability claims, suits and complaints incidental to its business. These claims, suits and complaints are covered by insurance policies maintained by the Company, subject to certain policy limits. In addition, certain of the Company's original equipment manufacturer ("OEM") agreements require the Company to maintain minimum levels of product liability insurance. The Company currently maintains product liability insurance in the amount of $5,000,000 with a $50,000 per occurrence deductible up to an aggregate annual deductible of $250,000. The Company is not aware of any pending product liability claims, suits or complaints the disposition of which, in the opinion of management, would have a material adverse effect upon the Company's business, financial position or liquidity. The Company, however, could be materially adversely affected by successful product liability claims, and there can be no assurance that the Company will have sufficient resources to satisfy any liability resulting from claims not covered by existing insurance policies.

         POSSIBLE ISSUANCE OF PREFERRED STOCK, ANTI-TAKEOVER PROVISIONS AND RETENTION OF CONTROL. The Company is authorized to issue up to 1,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. There are currently 50,000 shares of Series A Preferred Stock designated and no shares of Series A Preferred Stock issued and outstanding, and 120,000 shares of Series B Preferred Stock designated and 100,000 shares of Series B Preferred Stock issued and outstanding. The future issuance of any shares of Preferred Stock could adversely affect the rights of the holders of the Common Stock, and therefore reduce the value of the Common Stock.

                  In the event of certain defined takeover events (e.g., acquisitions of 20% or more of beneficial ownership of the outstanding Common Stock, tender offers and mergers), pursuant to and subject to the provisions of a certain preferred stock purchase rights plan adopted by the Company on March 10, 1989 and amended on October 31, 1990 and August 29, 1991 (the "Rights Plan"), the holder of each share of Common Stock outstanding on March 23, 1989 is entitled to purchase from the Company one one-hundredth share of Series A Preferred Stock, at an initial price of $25.00 per one one-hundredth of such share, subject to adjustment. Upon the issuance of shares of Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to a cumulative quarterly dividend of the greater of $1.00 per share or 100 times the per share dividend declared on Common Stock and will have a liquidation preference equal to the greater of $100.00 per share or 100 times the aggregate amount per share distribution to the holders of Common Stock. In addition, each share will have 100 votes and will vote together with the Common Stock.

                  In addition to the above-described Rights Plan, the Company's Certificate of Incorporation contains provisions affecting certain stockholder voting and other requirements. Generally, the provisions require (i) that certain business combinations involving the Company and any beneficial owner of 20% or more of the outstanding voting securities of the Company be approved by the holders of at least 80% of the Company's voting securities, unless certain conditions, including a minimum price requirement, are satisfied, or unless the Board of Directors has waived such conditions or has approved, prior to the time such person became a 20% beneficial owner, the acquisition of such 20% beneficial ownership position or the proposed business combination, (ii) that any action taken by the Company's stockholders be taken at an annual or special meeting held upon prior notice and pursuant to a vote (in addition, the Company's By-laws contain a provision the effect of which is to prohibit the stockholders of the Company from calling a special meeting without the approval of the Board of Directors, thereby preventing stockholders, without such approval, from initiating action other than at the Annual Meeting of Stockholders) and (iii) the vote of not less than 80% of the Company's outstanding voting securities to repeal, alter, amend or rescind the Company's By-laws, any of the provisions described above and the provision with respect to the division of the Board of Directors into classes described below.

                  The Certificate of Incorporation of the Company also provides for a staggered board such that the Board of Directors is divided into three classes (that is, Class A, Class B and Class C directors). The term of office of the Class C directors of the Company will expire at the 1995 Annual Meeting of Stockholders, the term of office of the Class A directors of the Company will expire at the 1996 Annual Meeting of Stockholders and the term of office of the Class B directors will expire at the 1997 Annual Meeting of Stockholders. At each such annual election of directors (and at each annual election thereafter), directors will be chosen for a three-year term.

                  The overall effect of the above-described measures may be to discourage or render more difficult the accomplishment of mergers or other takeover or change in control attempts. To the extent that these measures have this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Further, these measures may have an adverse impact on the ability of stockholders of the Company to participate in a tender or exchange offer for the Common Stock and in so doing diminish the market value of the Common Stock. The Company is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of Common Stock.

         RISK ASSOCIATED WITH FOREIGN SALES. Sales to foreign customers constitute a significant portion of the Company's total net sales. Sales of products and services in foreign countries constituted 39% of the Company's net sales for the first three quarters of Fiscal 1995 and 35%, 30%, and 21% of the Company's net sales for Fiscal 1994, Fiscal 1993 and Fiscal 1992, respectively. The Company intends to continue to improve and expand its sales efforts in countries worldwide and expects international sales to continue to constitute a significant portion of the Company's total net sales. Sales in foreign countries of electronic medical devices are subject to a number of risks, including regulatory requirements, foreign currency fluctuations, the imposition of tariffs and import and export controls, changes in government policies (including United States policy toward these countries), and other factors which could have a material adverse effect on the Company's business and financial position.

         POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock may be highly volatile. Factors such as quarter-to-quarter variations in the Company's net sales, gross margins and earnings or adverse developments affecting the Company's competitors or the electronic medical instrumentation industry or healthcare industry in general could cause the market price of the Common Stock to fluctuate significantly. In addition, in recent years the stock markets have experienced significant price and volume volatility which has affected the market prices of the stock of many companies but which has often been unrelated to the operating performance of these companies. Such volatility may adversely affect the market price of the Common Stock.

         IMPROBABILITY OF DIVIDENDS. The Company has never paid a cash dividend on the Common Stock and does not expect to pay any dividends on the Common Stock in the foreseeable future.

                             SELLING SECURITYHOLDERS

                 The following table sets forth certain information as of March 15, 1995 (and as adjusted to reflect the sale of all of the shares of Common Stock offered hereby by the Selling Stockholders) with respect to the beneficial ownership of the Common Stock by the Selling Stockholders. All of such shares of Common Stock are owned with sole voting and investment power.



                                                 Beneficial Ownership                                     Beneficial Ownership
                                                 Prior to Offering(1)                                     After Offering(1)(2)
                                      ----------------------------------------                    ----------------------------------
                                                                                    Number of
                                                               Percentage of        Shares of                         Percentage of
                          Title of         Number of          Shares of Class      Common Stock      Number of       Shares of Class
         Name              Class            Shares             Outstanding(1)       to be Sold         Shares        Outstanding(1)
- --------------------  --------------  -----------------     ------------------  ----------------  --------------   -----------------
Mesi, Inc.              Common Stock       50,000(3)                 *                 50,000            0                  *

Joseph Orr              Common Stock       20,000(4)                 *                 20,000            0                  *

Dwayne Westenskow       Common Stock       10,000(5)                 *                 10,000            0                  *

Scott Kofoed            Common Stock       20,000(6)                 *                 20,000            0                  *

- ------------------

*        Less than one percent.

(1) Includes any shares that the named person is entitled to receive within 60 days, through the exercise of any option, warrant, conversion right or similar arrangement.

(2)      Assumes the sale of all shares of Common Stock offered hereby.

(3) Includes 23,179 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Mesi, Inc., a Massachusetts corporation, which warrants will expire on March 8, 2004.

(4) Consists of 20,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Joseph Orr, which warrants will expire on June 20, 2004.

(5) Consists of 10,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Dwayne Westenskow, which warrants will expire on June 20, 2004.

(6) Consists of 20,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Scott Kofoed, which warrants will expire on June 20, 2004.

                  The Company purchased certain technology and other assets from Mesi, Inc. pursuant to an Agreement of Purchase and Sale (the "Purchase Agreement") dated as of March 9, 1993. Pursuant to the Purchase Agreement, the Company also agreed to register the shares of Common Stock offered hereby.

                  The Company acquired an exclusive license of certain technology from Korr Medical Technologies Inc., the stockholders of which are Joseph Orr, Dwayne Westenskow and Scott Kofoed, pursuant to a License, Technical Assistance, Cooperation and Noncompetition Agreement (the "License Agreement") dated as of December 10, 1993 and amended as of June 21, 1994. Pursuant to the License Agreement, the Company also agreed to register the shares of Common Stock offered hereby.

                                  LEGAL OPINION

                  The validity of the securities being offered hereby is being passed upon for the Company by Haythe & Curley, 237 Park Avenue, New York, New York 10017. Thomas M. Haythe, a partner in the law firm of Haythe & Curley, is General Counsel and a director of the Company. As of March 15, 1995, Mr. Haythe held currently exercisable warrants to purchase 59,695 shares of Common Stock and 53,845 shares of Common Stock. In addition, other partners in Haythe & Curley hold currently exercisable warrants to purchase an aggregate of 116,383 shares of Common Stock and an aggregate of 140,888 shares of Common Stock.

                                     EXPERTS

                  The consolidated financial statements and financial statement schedules of Novametrix Medical Systems Inc. appearing in Novametrix Medical Systems Inc.'s Annual Report (Form 10-K) for the year ended May 1, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                  The following table sets forth the estimated expenses in connection with the distribution of the securities being registered hereunder. All of such expenses will be borne by the Company.

     S.E.C. registration fee..............................           $   168.11*
     Legal fees and expenses..............................             2,500.00
     Accounting fees......................................             5,000.00
     Miscellaneous........................................               500.00
                                                                     ----------
                           Total..........................           $ 8,168.11


- --------------
*        Actual fee.

Item 15.  Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware Law ("Delaware Law") permits a corporation to indemnify its officers and directors against liability in derivative and non-derivative actions if the officer or director acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, in a criminal proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In addition, Section 145 provides that an officer or director may be indemnified against liability for action taken while serving another entity at the request of the corporation so long as his actions were not opposed to the best interests of the corporation.

                  Article Seventh of the Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless any director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director or officer of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, under certain prescribed circumstances and subject to the laws of the State of Delaware.

                  The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

Item 16.  Exhibits.

                The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 17.  Undertakings.

                The undersigned small business issuer hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                (iii) Include any additional or changed material information on the plan of istribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                The undersigned small business issuer hereby undertakes that:

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                The undersigned small business issuer hereby undertakes that:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                               POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoint William J. Lacourciere and Joseph A. Vincent as attorneys-in-fact with full power of substitution, severally, to execute in their respective names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  ------------

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut on the 24th day of April, 1995.

                              NOVAMETRIX MEDICAL SYSTEMS INC.

                              By  /s/ William J. Lacourciere
                                  -------------------------------
                                       William J. Lacourciere
                                       Chairman of the Board,
                                       President, Chief Executive
                                       Officer and Director

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                Title                      Date
                  ---------                -----                      ----
/s/ William J. Lacourciere              Chairman of the          April 24, 1995
- ------------------------------------    Board, President, Chief
    William J. Lacourciere              Executive Officer and
                                        Director


/s/ Joseph A. Vincent                   Vice President-Finance,  April 24, 1995
- ------------------------------------    Principal Financial
    Joseph A. Vincent                   and Accounting
                                        Officer and Director



          Signature                     Title            Date
          ---------                     -----            ----
/s/ Thomas M. Haythe                   Director      April 24, 1995
- ------------------------------------
    Thomas M. Haythe



/s/ Michael J. Needham                 Director      April 24, 1995
- ------------------------------------
    Michael J. Needham



/s/ Photios T. Paulson                 Director      April 24, 1995
- ------------------------------------
    Photios T. Paulson


                                       Director
- ------------------------------------
    Steven J. Shulman

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Novametrix Medical Systems Inc. for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated July 8, 1994, with respect to the consolidated financial statements and schedules of Novametrix Medical Systems Inc. included in its Annual Report (Form 10-K) for the year ended May 1, 1994, filed with the Securities and Exchange Commission.

                                      ERNST & YOUNG LLP

April 20, 1995

                               CONSENT OF COUNSEL

                  The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS



Number                    Description of Exhibit                               Page
- ------                    ----------------------                               ----
5                  -      Opinion of Haythe & Curley                            18

23(i)              -      Consent of Ernst & Young LLP (see "Consent of
                          Independent Auditors" in the Registration
                          Statement).                                           --

23(ii)             -      Consent of Haythe & Curley (contained in Exhibit
                          5)                                                    --

24                 -      Power of Attorney (see "Power of Attorney"            --
                          contained in the Registration Statement).

                                       E-1